UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Entry into a Material Compensatory Arrangement.

On December 2, 2014, Voya Financial, Inc. (the “Company”) entered into a Separation Agreement with Mary E. (“Maliz”) Beams, who was until October 15, 2014 the Chief Executive Officer of the Company’s Retirement Solutions business and a named executive officer of the Company.

Pursuant to the Separation Agreement, Ms. Beams will receive (i) a continuance of base salary payments and eligibility to participate in Company health and welfare benefits at the same rates as active employees, in each case through December 31, 2014; (ii) vesting of existing grants of restricted stock units of the Company previously granted to Ms. Beams, representing 114,889 shares of the Company’s common stock, which shares of common stock will be delivered according to their original vesting schedule between March 2015 and March 2018; (iii) vesting of a portion of existing equity awards of ING Groep N.V. (“ING Group”), the Company’s former parent, previously granted to Ms. Beams, representing 24,951 deferred and performance shares of ING Group, which shares will be converted to cash proceeds and such proceeds delivered as soon as practicable following the execution and delivery of the Separation Agreement; and (iv) limited outplacement and financial planning services. The vesting and delivery terms of the restricted stock units of the Company previously granted to Ms. Beams were established in accordance with the requirements of the Capital Requirements Directive of the European Union, as such requirements were implemented by the Dutch National Bank (“CRD”). The Company was subject to CRD at the time of such grants as a consequence of its majority ownership by ING Group, a financial institution domiciled in the Netherlands. The mandatory application of CRD requirements to the Company’s compensation arrangements ended on March 25, 2014, the date on which ING Group ceased to own a majority of the Company’s common stock.

Ms. Beams will also be eligible for a payment under the Company’s Incentive Compensation Plan (“ICP”) for 2014, payable at the discretion of the Compensation and Benefits Committee of the Company’s Board of Directors, on a pro-rata basis based on Ms. Beams’ date of separation from the Company on October 15, 2014. If paid, the ICP payment will be made at the same time as ICP payments are made to other employees of the Company, expected to be in March 2015, and on the basis of Ms. Beams being deemed to have received a performance rating of “meets expectations” with respect to the 2014 performance year.

The payment or delivery of any benefits under the Separation Agreement to Ms. Beams is contingent on the execution by Ms. Beams of releases of claims in favor of the Company and Ms. Beams’ continued compliance with the terms of the Separation Agreement. Under the Separation Agreement, Ms. Beams is subject to non-compete, non-solicitation, non-disparagement, cooperation, and confidentiality obligations in favor of the Company.

A copy of the Separation Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K. and is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement, dated December 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ HARRIS OLINER
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: December 5, 2014